Exhibit 99.1

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

PFIC Annual Information Statement

This statement is provided for shareholders who are United States persons. In order to assist in the preparation of Form 8621, the above-named entity (“the Company”) provides the following information:

(1)	This Information Statement applies to the taxable period of the Company beginning on August 28, 2025 and ending on December 31, 2025 (the “Period”).

(2)	A U.S. person who is a direct or indirect Shareholder of the Class A Public ordinary shares may compute his or her per-share per-day ordinary earnings and net capital gain of the Company attributable to these ordinary shares for the Period, as follows:

Ordinary Earnings per share per day:	$0.0011226332
Net Capital Gain per share per day:	None

(3)	The amount of cash and fair market value of other property distributed or deemed distributed by the Company to a Shareholder of the Class A Public ordinary shares during the Period may be computed as follows:

Cash:	None
Fair Market Value of Property:	None

(4)	The Company will permit a Shareholder to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the Internal Revenue Code, are computed in accordance with U.S. income tax principles, and to verify these amounts and the Shareholder’s pro rata share thereof.

Date:	April 8, 2026	By:	/s/ Vikas Mittal
Vikas Mittal (Apr 8, 2026 16:38:20 EDT)
		Title:	Chief Financial Officer and Co-Chief Executive Officer

Additional Information

The following additional information is supplied to enable you to complete Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund):

Name of Passive Foreign Investment Company:	CSLM Digital Asset Acquisition Corp III, Ltd

Address:	Forbes Hare Trust Company Limited
Cassia Court, Suite 716
10 Market Street, Camana Bay Grand Cayman, Cayman Islands KY1-9006

Employer Identification Number:	N/A

Country of Incorporation:	Cayman Islands

Year of Incorporation:	2024